     As filed with the Securities and Exchange Commission on September 30, 1997.





                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               BRIGHTPOINT, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                                            35-1778566
  ---------------------                      -----------------------------------
  (State or other jurisdiction               I.R.S. Employer Identification No.)
   of incorporation or organization)

6402 CORPORATE DRIVE, INDIANAPOLIS, INDIANA                 46278
---------------------------------------------------       ----------
(Address of principal executive offices)                  (Zip Code)


                            1994 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)

     ROBERT J. LAIKIN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,
                              BRIGHTPOINT, INC.
               6402 CORPORATE DRIVE, INDIANAPOLIS, INDIANA 46278
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (317) 297-6100
                                 --------------
         (Telephone number, including area code, of agent for service)





                                    Copy to:
                            Robert J. Mittman, Esq.
                             Tenzer Greenblatt LLP
                              405 Lexington Avenue
                           New York, New York  10174



         The contents of earlier Registration Statements on Form S-8 (File Nos. 33-90926 and 33-90988) are incorporated herein by reference.

                        CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum     Proposed Maximum          Amount of
                                            Amount to be        Aggregate Price     Aggregate Offering     Registration
 Title of Securities to be Registered        Registered          Per Share (1)           Price(2)               Fee
 ------------------------------------        -----------             ---------           --------               -------
 Common Stock, par value $.01 per         1,990,625 shares           $41.12            $81,854,500             $24,804.39
 share (2)


______________________

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market on September 24, 1997.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of the registrant's common stock that may be issued pursuant to the anti-dilution provisions of the registrant's 1994 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.  Incorporation of Documents by Reference.

                  The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (2) Amendment No. 1 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (3) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                  (4) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

                  (5) The registrant's Current Report on Form 8-K dated August 6, 1997.

                  (6) The description of the registrant's common stock, par value $.01 per share, contained in the registrant's Registration Statement on Form 8-A declared effective April 7, 1994 and any amendments thereto; and

                  (7) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


                  Item 5.  Interests of Named Experts and Counsel

          A partner of Tenzer Greenblatt LLP holds options to purchase 9,375 shares of the registrant's common stock at an exercise price of $19.40 per share.

              Item 6. Indemnification of Directors and Officers.

                Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

                Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

                Article TENTH of the registrant's Certificate of Incorporation provides that no director shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article NINTH of the registrant's Certificate of Incorporation and Article XX of the By-Laws of the registrant provide in substance that, to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the registrant. The indemnification provided by the registrant's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

                         Item 8.  Exhibits.

Exhibit No.                                     Description
-----------                                     -----------
    4.1                                   Common Stock Certificate (1)

    5                                     Opinion of Tenzer Greenblatt LLP

    23.1                                  Consent of Ernst & Young LLP

    23.2                                  Consent of Coopers & Lybrand L.L.P.

    23.3                                  Consent of Tenzer Greenblatt LLP
                                          (included in Exhibit 5)

    24.1                                  Powers of Attorney (included on
                                          Page 8 of this Registration Statement)


(1) Filed as an exhibit to the registrant's registration statement on Form S-1 (33-75148) and incorporated by reference thereto.


                 Item 9.  Undertakings.

                 (a)  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the

               "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 30th day of September, 1997.

                              BRIGHTPOINT, INC.

                        By: /s/ Robert J. Laikin,
                           ----------------------------
                              Robert J. Laikin,
                            Chairman of the Board
                             and Chief Executive
                                   Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Laikin and J. Mark Howell, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                          Title                                       Date


/s/ Robert J. Laikin              Director, Chairman                              September 30, 1997
--------------------                 of the Board and Chief
Robert J. Laikin                     Executive Officer
                                     (Principal Executive
                                     Officer)



/s/ J. Mark Howell                Director, President and                         September 30, 1997
--------------------                 Chief Operating Officer
J. Mark Howell



/s/ Phillip A. Bounsall           Executive Vice President,                       September 30, 1997
-----------------------              Chief Financial Officer
Phillip A. Bounsall                  (Principal Financial
                                     Officer)



/s/ T. Scott Housefield           Director, Executive Vice                        September 30, 1997
-----------------------              President
T. Scott Housefield



/s/ John P. Delaney               Vice President, Corporate                       September 30, 1997
--------------------                 Controller (Principal
John P. Delaney                      Accounting Officer)



Signature                                Title                                                Date

/s/ John W. Adams                     Director                                        September 30, 1997
--------------------
John W. Adams


/s/ Robert F. Wagner                  Director                                        September 30, 1997
--------------------
Robert F. Wagner


/s/ Stephen H. Simon                  Director                                        September 30, 1997
--------------------
Stephen H. Simon


                                      Director                                        September   , 1997
--------------------
Rollin M. Dick


                                      Director                                        September   , 1997
--------------------
Steven B. Sands

                               INDEX TO EXHIBITS

Exhibit No.                          Description
-----------                          -----------
    4.1                      Common Stock Certificate (1)

    5                        Opinion of Tenzer Greenblatt LLP

    23.1                     Consent of Ernst & Young LLP

    23.2                     Consent of Coopers & Lybrand L.L.P.

    23.3                     Consent of Tenzer Greenblatt LLP (included in
                             Exhibit 5)

    24.1                     Powers of Attorney (included on Page 8 of this
                             Registration Statement)

___________________

(1) Filed as an exhibit to the registrant's registration statement on Form S-1 (33-75148) and incorporated by reference thereto.